Exhibit 21
SUBSIDIARIES

 NAME

STATE OF INCORPORATION

PERCENTAGE OWNED

 bioMETRX Technologies, Inc.

Delaware

100% Owned

 smartTOUCH Consumer Products, Inc.

Delaware

100% Owned

 smartTOUCH Medical, Inc.

Delaware

100% Owned